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                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                                  FORM 8-K

              Current Report Pursuant to Section 13 or 15(d) of
                         The Securities Act of 1934

      Date of Report (Date of earliest event reported):  March 31, 1998





                           VISION TWENTY-ONE, INC.
           -----------------------------------------------------
           (Exact name of registrant as specified in its charter)




     FLORIDA                     0-22977                       59-3384581
-------------------        ------------------               ----------------
  (State or other              (Commission                   (IRS Employer
  jurisdiction of               File Number)               Identification No.)
  incorporation)





         7209 BRYAN DAIRY ROAD
             LARGO, FLORIDA                                    33777
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(Address of principal executive offices)                     (Zip Code)





Registrant's Telephone Number, Including Area Code:  813-545-4300
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On March 31, 1998, Vision Twenty-One, Inc. (the "Company") closed a merger transaction with EyeCare One Corp. ("EyeCare"). As consideration for the acquisition of EyeCare and Vision Insurance Plan of America, Inc. (together, the "Acquired Businesses"), the Company paid aggregate consideration of approximately $12.0 million consisting of 1,268,499 shares of Company common stock. The consideration is subject to certain adjustments. EyeCare is the parent company of Stein Optical, which operates 16 optometric retail locations in Milwaukee, Wisconsin. Vision Insurance Plan of America holds a single service insurance license and delivers vision care benefits to approximately 19,000 eye care lives in Wisconsin. The acquisition of the Acquired Businesses allows the Company to further expand its Local Area Delivery Systems (LADS) in the state of Wisconsin. The estimated revenues reported by the Acquired Businesses were $13.5 million for the year ended December 31, 1997.

         This acquisition of EyeCare will be accounted for as a "pooling of interests" transaction for financial reporting purposes. The costs for the acquisition of the Acquired Businesses are estimated at $400,000 to $500,000 and will be charged to expense in the first quarter of 1998.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

                 (a)      Financial Statements of Businesses Acquired.

         It is impracticable to provide the required financial statements for the acquisitions at the time this Report is being filed. The Company undertakes to file the required financial statements as soon as they are available (expected to be no later than June 15, 1998) under cover of an amendment to this Form 8-K or such other acceptable Exchange Act report, but no later than sixty (60) days after the date this Report must be filed.

                 (b)      Pro Forma Financial Information.

         It is impracticable to provide the pro forma financial information for the acquisitions that would be required pursuant to Article 11 of Regulation S-X at the time this Report is being filed. The Company undertakes to file the required financial statements as soon as they are available (expected to be no later than June 15, 1998) under cover of an amendment to this Form 8-K or such other acceptable Exchange Act report, but no later than sixty (60) days after the date this Report has been filed.

                 (c)      Exhibits

         The Exhibits to this Report are listed in the Exhibit Index set forth elsewhere herein.






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                                   SIGNATURE

                 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        VISION TWENTY-ONE, INC.


                                        By: /s/ Richard T. Welch
                                           -------------------------------
                                                Richard T. Welch
                                        Its:    Chief Financial Officer


Dated: April 14, 1998





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                               INDEX TO EXHIBITS



EXHIBIT
NUMBER   EXHIBIT
------   -------
 2.1* Agreement and Plan of Reorganization dated March 31, 1998 among Vision Twenty-One, Inc., EyeCare One Corp., and Martin F. Stein, Robert L. Sowinski, Eugene H. Edson, Stephen L. Chernof, John
         C. Colman as Trustee of the John C. Colman Trust, Stephen L. Chernof and Daniel J. Stein, as Trustees of the Daniel J. Stein Irrevocable Trust, and Stephen L. Chernof and Lawrence Stein, as Trustees of the Lawrence Stein Irrevocable Trust.

__________________

* Schedules (or similar attachments) have been omitted and the Registrant agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.





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